UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 20, 2015

Date of Report (Date of earliest event reported)

Fidelity Southern Corporation

(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices)

(404) 639-6500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2015, Fidelity Bank (the “Bank”), the wholly-owned banking subsidiary of Fidelity Southern Corporation (“Fidelity”), entered into a Purchase and Assumption Agreement (the “Agreement”) with First Bank, a Missouri bank (“First Bank”), pursuant to which the Bank has agreed to purchase, and First Bank has agreed to sell, approximately $154 million in customer deposits, approximately $32 million in loans and other assets, including all eight branch offices of First Bank’s Florida banking operation. The Bank is paying a premium of 1.0% with respect to the assumed deposits.

The acquired branch offices are located at the following addresses:

•	995 N. Haben Boulevard, Palmetto, Florida 34221
•	4601 Manatee Avenue West, Bradenton, Florida 32409
•	2412 Cortez Road West, Bradenton, Florida 34207
•	415 53rd Avenue West, Bradenton, Florida 34207
•	7051 Manatee Avenue West, Bradenton, Florida 34209
•	3005 53rd Avenue East, Bradenton, Florida 34203
•	5390 Gulf of Mexico Drive, Suite 101, Longboat Key, Florida 34228
•	9819 Cortez Road West, Bradenton, Florida 34210

The consummation of the transaction is subject to customary regulatory approvals and is expected to close in the third quarter of 2015.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached as Exhibit 2.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events.

On May 20, 2015, Fidelity issued a press release announcing the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

2.1	Purchase and Assumption Agreement dated as of May 20, 2015 by and between Fidelity Bank and First Bank.

99.1	Press Release issued on May 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

May 21, 2015